EXHIBIT 99.1

VANTAGEMED NAMES PAUL SOUZA AS CHIEF FINANCIAL OFFICER

RANCHO CORDOVA, Calif.--June 5, 2000--VantageMed Corporation (Nasdaq: VMDC-news), today announced that it has named Paul W. Souza to the position of Senior Vice President and Chief Financial Officer.

Mr. Souza has more than 15 years of experience in operations and financial management, including extensive experience in the insurance industry. He was most recently Chief Financial Officer of Sierra Insurance Group, a workers' compensation insurance holding company, and a subsidiary of Sierra Health Services, Inc. (SIE). He also served as Vice President and CFO of Business Insurance Group, Inc., an insurance holding company and a subsidiary of Foundation Health Systems, Inc. (FHS), and as Vice President and CFO of The Pacific Rim Assurance Company. He holds a bachelor's degree in finance from San Diego State University.

"We are delighted to have attracted an executive of Paul's stature, and look forward to welcoming him to the management team," said Jim Seiler, CEO of VantageMed.

The Company's prior CFO, Thomas A. McCreery has chosen to pursue other opportunities.

VantageMed is a provider of healthcare information systems and services distributed to over 10,000 customer sites through a national network of 15 regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, other healthcare providers and provider organizations.

For further information contact:
Jim Seiler
e-mail: info@vantagemed.net
        -------------------
Investor Relations Phone: 303-245-4460
eHealth Portal Site: www.vantagemed.com
                     ------------------

VantageMed Corporation
3017 Kilgore Road, Suite 180
Rancho Cordova, CA  95670